Exhibit 99.1

Alcoa Corporation Reports First Quarter 2026 Results

PITTSBURGH--(BUSINESS WIRE)--April 16, 2026--Alcoa Corporation (NYSE: AA; ASX: AAI) (Alcoa or the Company) today reported results for the first quarter 2026 that reflect improved profitability from higher aluminum prices.

Financial Results and Highlights

M, except per share amounts	1Q26	4Q25	1Q25
Revenue	$3,193	$3,449	$3,369
Net income attributable to Alcoa Corporation	$425	$213	$548
Earnings per common share	$1.60	$0.80	$2.07
Adjusted net income attributable to Alcoa Corporation	$373	$322	$568
Adjusted earnings per common share	$1.40	$1.21	$2.15
Adjusted EBITDA excluding special items	$595	$527	$855

•
Generated revenue of $3.2 billion
•
Net income attributable to Alcoa Corporation increased to $425 million, or $1.60 per share
•
Adjusted net income attributable to Alcoa Corporation increased to $373 million, or $1.40 per share
•
Adjusted EBITDA excluding special items increased to $595 million
•
Finished the first quarter 2026 with a cash balance of $1.4 billion
•
Continued disciplined capital allocation; issued notice to redeem in May 2026 the remaining $219 million of outstanding 6.125% Senior Notes due 2028
•
Continued the San Ciprián, Spain smelter restart; achieved safe completion in April 2026

“Our experienced team performed very well managing the impacts from the Middle East conflict and Cyclone Narelle,” said Alcoa President and CEO William F. Oplinger. “We delivered a solid quarter excluding shipment timing impacts, which we expect to realize in the second quarter of 2026.”

First Quarter 2026 Results

•
Production: Alumina production decreased 5 percent sequentially to 2.4 million metric tons primarily related to lower production at the Australian refineries due to the beginning of seasonal maintenance cycles. In the Aluminum segment, production was flat sequentially at 607,000 metric tons primarily due to continued progress on the San Ciprián smelter restart, partially offset by two fewer days in the period.
•
Shipments: In the Alumina segment, third-party shipments of alumina decreased 31 percent sequentially primarily due to lower sales of externally sourced alumina to fulfill customer commitments, seasonally lower first quarter shipments, and shipment delays in Australia primarily related to the Middle East conflict and Cyclone Narelle. In Aluminum, total shipments decreased 8 percent sequentially primarily due to proactive inventory repositioning within North America and decreased trading, partially offset by increased shipments related to the San Ciprián smelter restart.
•
Revenue: The Company’s total third-party revenue of $3.2 billion decreased 7 percent sequentially. In the Alumina segment, third-party revenue decreased 33 percent on lower alumina shipments, lower volumes and price from bauxite offtake and supply agreements, and a decrease in average realized third-party price of alumina. In the Aluminum segment, third-party revenue increased 3 percent on an increase in average realized third-party price, partially offset by lower shipments and impacts from certain energy contracts linked to metal pricing.
•
Net income attributable to Alcoa Corporation was $425 million, or $1.60 per share. Sequentially, the results reflect:
o
Increased aluminum prices;
o
Favorable mark-to-market change of $158 million on the Saudi Arabian Mining Company (Ma’aden) shares;
o
Non-recurrence of a charge to impair goodwill of $144 million recorded in the fourth quarter 2025;
o
Net favorable currency impacts, primarily due to gains recognized in Other income;

Partially offset by:

o
Net unfavorable tax impacts, primarily related to the non-recurrence of a valuation allowance reversal of $133 million on deferred tax assets of Alcoa World Alumina Brasil Ltda. in the fourth quarter 2025;
o
Non-recurrence of carbon dioxide compensation of $57 million recognized in the fourth quarter 2025;
o
Lower aluminum and alumina shipments; and,
o
Lower volumes and price from bauxite offtake and supply agreements.
•
Adjusted net income attributable to Alcoa Corporation was $373 million, or $1.40 per share, excluding the impact from net special items of $52 million. Notable special items include a mark-to-market gain on the Ma’aden shares of $88 million, partially offset by the corresponding tax impact.
•
Adjusted EBITDA excluding special items was $595 million, a sequential increase of $68 million primarily due to higher aluminum prices, partially offset by the non-recurrence of carbon dioxide compensation recognized in the fourth quarter 2025, lower aluminum and alumina shipments, unfavorable currency impacts, and lower volumes and price from bauxite offtake and supply agreements.
•
Cash: Alcoa ended the quarter with a cash balance of $1.4 billion. Cash used for operations was $179 million. Cash provided from financing activities was $60 million, primarily related to $100 million of net short-term borrowings primarily associated with inventory repositioning, partially offset by $27 million of cash dividends on stock. Cash used for investing activities was $129 million, primarily related to capital expenditures of $119 million.
•
Working capital: For the first quarter, Receivables from customers of $1.2 billion, Inventories of $2.3 billion and Accounts payable, trade of $1.8 billion comprised DWC working capital. Alcoa reported 48 days working capital, a sequential increase of 13 days primarily due to an increase in inventory days primarily on additional volumes in the Alumina segment from delayed shipments and an increase in accounts receivable days primarily on higher pricing for aluminum.

Key Actions

•
Notice of notes redemption: On April 14, 2026, the Company announced that its wholly-owned subsidiary, Alcoa Nederland Holding B.V., issued a notice to redeem the remaining $219 million aggregate principal amount of its outstanding 6.125% notes due in 2028. The notes will be redeemed on May 15, 2026 at a price equal to 100% of the principal amount, plus accrued and unpaid interest, using cash on hand.
•
San Ciprián smelter restart: On April 8, 2026, Alcoa announced the safe completion of the San Ciprián smelter restart. Throughout the restart process, the workforce maintained high standards of safety and efficiency, demonstrating commitment to operational excellence.

2026 Outlook

The Company does not provide reconciliations of the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted Net Income, including transformation, intersegment eliminations and other corporate Adjusted EBITDA; operational tax expense; and other expense; each excluding special items, to the most directly comparable forward-looking GAAP financial measures because it is impractical to forecast certain special items, such as restructuring charges and mark-to-market contracts, without unreasonable efforts due to the variability and complexity associated with predicting the occurrence and financial impact of such special items. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Alcoa expects 2026 total Alumina segment production and shipments to remain unchanged from its prior projection, ranging between 9.7 to 9.9 million metric tons, and between 11.8 and 12.0 million metric tons, respectively. The difference between production and shipments reflects trading volumes and externally sourced alumina to fulfill customer contracts.

Alcoa expects 2026 total Aluminum segment production and shipments to remain unchanged from its prior projection, ranging between 2.4 and 2.6 million metric tons, and between 2.6 and 2.8 million metric tons, respectively.

Within the second quarter 2026 Alumina Segment Adjusted EBITDA, the Company expects sequential unfavorable impacts of approximately $15 million due to lower price and volumes from bauxite offtake agreements and higher energy prices, primarily diesel, due to the Middle East conflict.

For the second quarter 2026 Aluminum Segment Adjusted EBITDA, Alcoa expects sequential favorable impacts of approximately $55 million due to inventory repositioning actions taken in the first quarter 2026, higher shipments and product premiums, and lower production costs due to the completion of the San Ciprián smelter restart, partially offset by seasonally lower third-party energy sales. Based on recent higher LME and Midwest premium pricing and expected higher shipments, Section 232 tariff costs on U.S. imports of aluminum from Canada are expected to increase by approximately $35 million sequentially. Alumina costs in the Aluminum segment are expected to be favorable by approximately $20 million sequentially.

Based on current alumina and aluminum market conditions, Alcoa expects second quarter 2026 operational tax expense to approximate $110 million to $120 million, which may vary with market conditions and jurisdictional profitability.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 p.m. Eastern Daylight Time (EDT) / 7:00 a.m. Australian Eastern Standard Time (AEST) on Thursday, April 16, 2026 / Friday, April 17, 2026, to present first quarter 2026 financial results and discuss the business, developments, and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EDT on April 16, 2026 / 6:15 a.m. AEST on April 17, 2026. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, media broadcasts, and webcasts. Alcoa does not incorporate the information contained on, or accessible through, its corporate website or such other websites or platforms referenced herein into this press release.

About Alcoa Corporation

Alcoa (NYSE: AA; ASX: AAI) is a global industry leader in bauxite, alumina and aluminum products with a vision to build a legacy of excellence for future generations. With a values-based approach that encompasses integrity, operating excellence, care for people, and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability, and stronger communities wherever we operate.

Discover more by visiting www.alcoa.com. Follow us on our social media channels: Facebook, Instagram, X, YouTube and LinkedIn.

Cautionary Statement on Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects (including related to production and shipments); and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa Corporation’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (b) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to the London Metal Exchange (LME) or other commodities; (c) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (d) competitive and complex conditions in global markets; (e) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (f) rising energy costs and interruptions or uncertainty in energy supplies; (g) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (h) economic, political, and social conditions, including the impact of trade policies, tariffs, and adverse industry publicity; (i) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (j) changes in tax laws or exposure to additional tax liabilities; (k) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (l) disruptions in the global economy caused by ongoing regional conflicts; (m) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (n) global competition within and beyond the aluminum industry; (o) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (p) claims, costs, and liabilities related to health, safety and environmental laws, regulations, and other requirements in the jurisdictions in which we operate; (q) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (r) dilution of the ownership position of the Company’s stockholders, price volatility, and other impacts on the price of Alcoa common stock by the secondary listing of the Alcoa common stock on the Australian Securities Exchange; (s) our ability to obtain or maintain adequate insurance coverage; (t) our ability to execute on our strategy to reduce complexity and optimize our asset portfolio and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (u) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (v) significant declines in the market value of our marketable securities; (w) our ability to fund capital expenditures; (x) deterioration in our credit profile or increases in interest rates; (y) impacts on our current and future operations due to our indebtedness and our ability to reduce indebtedness; (z) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (aa) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (bb) labor market conditions, union disputes and other employee relations issues; and (cc) the other risk factors discussed in Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other reports filed by Alcoa with the SEC. Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

Non-GAAP Financial Measures

This press release contains reference to certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). Alcoa Corporation believes that the presentation of these non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Certain definitions, reconciliations to the most directly comparable GAAP financial measures and additional details regarding management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Quarter Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Sales	$3,193	$3,449	$3,369

Cost of goods sold (exclusive of expenses below)	2,512	2,873	2,438
Selling, general administrative, and other expenses	83	68	71
Research and development expenses	10	(11)	12
Provision for depreciation, depletion, and amortization	162	162	148
Impairment of goodwill	—	144	—
Restructuring and other charges, net	18	14	5
Interest expense	35	16	53
Other (income) expenses, net	(126)	115	(26)
Total costs and expenses	2,694	3,381	2,701

Income before income taxes	499	68	668
Provision for (benefit from) income taxes	82	(134)	120

Net income	417	202	548

Less: Net loss attributable to noncontrolling interest	(8)	(11)	—

NET INCOME ATTRIBUTABLE TO ALCOA CORPORATION	$425	$213	$548

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income	$1.61	$0.81	$2.08
Average number of common shares	263,650,023	260,928,232	258,747,899

Diluted:
Net income	$1.60	$0.80	$2.07
Average number of common shares	265,689,699	263,299,637	260,366,376

(1)
For the quarters ended December 31, 2025 and March 31, 2025, undistributed earnings of $2 and $9, respectively, were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Consolidated Balance Sheet (unaudited)

(in millions)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,353	$1,597
Receivables from customers	1,192	1,064
Other receivables	209	204
Inventories	2,297	2,177
Fair value of derivative instruments	122	49
Prepaid expenses and other current assets(1)	505	378
Total current assets	5,678	5,469
Properties, plants, and equipment	21,045	20,537
Less: accumulated depreciation, depletion, and amortization	14,184	13,837
Properties, plants, and equipment, net	6,861	6,700
Investments	491	477
Noncurrent marketable securities	1,485	1,397
Deferred income taxes	663	687
Fair value of derivative instruments	42	34
Other noncurrent assets(2)	1,420	1,365
Total assets	$16,640	$16,129
LIABILITIES
Current liabilities:
Accounts payable, trade	$1,771	$1,938
Accrued compensation and retirement costs	349	383
Taxes, including income taxes	310	294
Fair value of derivative instruments	567	467
Other current liabilities	828	718
Long-term debt due within one year	1	1
Total current liabilities	3,826	3,801
Long-term debt, less amount due within one year	2,441	2,438
Accrued pension benefits	248	257
Accrued other postretirement benefits	421	427
Asset retirement obligations	1,094	1,120
Environmental remediation	203	206
Fair value of derivative instruments	916	1,134
Noncurrent income taxes	87	65
Other noncurrent liabilities and deferred credits	513	487
Total liabilities	9,749	9,935
MEZZANINE EQUITY
Noncontrolling interest	65	76
EQUITY
Common stock	3	3
Additional capital	11,577	11,575
Retained earnings (deficit)	127	(271)
Accumulated other comprehensive loss	(4,881)	(5,189)
Total equity	6,826	6,118
Total liabilities, mezzanine equity, and equity	$16,640	$16,129

(1)
This line item includes $24 and $25 of current restricted cash at March 31, 2026 and December 31, 2025, respectively.
(2)
This line item includes $70 and $70 of noncurrent restricted cash at March 31, 2026 and December 31, 2025, respectively.

Alcoa Corporation and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in millions)

	Three Months Ended March 31,
	2026	2025
CASH FROM OPERATIONS
Net income	$417	$548
Adjustments to reconcile net income to cash from operations:
Depreciation, depletion, and amortization	162	148
Deferred income taxes	76	50
Equity loss (income), net of dividends	6	(9)
Restructuring and other charges, net	18	5
Net (gain) loss from investing activities – asset sales	(1)	3
Mark-to-market gain on noncurrent marketable securities	(88)	—
Net periodic pension benefit cost	6	5
Stock-based compensation	13	11
Gain on mark-to-market derivative financial contracts	(2)	(5)
Other	9	35
Changes in assets and liabilities, excluding effects of divestitures and foreign currency translation adjustments:
Increase in receivables	(117)	(85)
Increase in inventories	(183)	(155)
(Increase) decrease in prepaid expenses and other current assets	(7)	87
Decrease in accounts payable, trade	(195)	(206)
Decrease in accrued expenses	(94)	(206)
Decrease in taxes, including income taxes	(26)	(27)
Pension contributions	(3)	(12)
Increase in noncurrent assets	(68)	(47)
Decrease in noncurrent liabilities	(102)	(65)
CASH (USED FOR) PROVIDED FROM OPERATIONS	(179)	75

FINANCING ACTIVITIES
Additions to debt	104	1,033
Payments on debt	(4)	(946)
Dividends paid on Alcoa preferred stock	—	—
Dividends paid on Alcoa common stock	(27)	(26)
Payments related to tax withholding on stock-based compensation awards	(11)	(5)
Financial contributions for the divestiture of businesses	—	(2)
Contributions from noncontrolling interest	—	27
Other	(2)	(4)
CASH PROVIDED FROM FINANCING ACTIVITIES	60	77

INVESTING ACTIVITIES
Capital expenditures	(119)	(93)
Proceeds from the sale of assets	4	—
Additions to investments	(15)	(15)
Other	1	—
CASH USED FOR INVESTING ACTIVITIES	(129)	(108)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	3	12
Net change in cash and cash equivalents and restricted cash	(245)	56
Cash and cash equivalents and restricted cash at beginning of year	1,692	1,234
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,447	$1,290

Alcoa Corporation and subsidiaries

Segment Information (unaudited)

(dollars in millions, except realized prices; dry metric tons in millions (mdmt); metric tons in thousands (kmt))

	1Q25	2Q25	3Q25	4Q25	2025	1Q26
Alumina:
Bauxite production (mdmt)	9.5	9.3	9.3	9.4	37.5	9.1
Third-party bauxite shipments (mdmt)	3.0	2.9	1.7	2.4	10.0	2.1
Alumina production (kmt)	2,355	2,351	2,453	2,481	9,640	2,355
Third-party alumina shipments (kmt)	2,105	2,195	2,205	2,324	8,829	1,611
Intersegment alumina shipments (kmt)	1,093	1,089	1,112	1,177	4,471	1,186
Produced alumina shipments (kmt)	2,316	2,384	2,448	2,514	9,662	2,206
Average realized third-party price per metric ton of alumina	$575	$378	$377	$341	$415	$324
Adjusted operating cost per metric ton of produced alumina shipped	$312	$323	$318	$314	$317	$334

Third-party bauxite sales	$243	$208	$113	$173	$737	$124
Third-party alumina sales	1,220	843	841	806	3,710	533
Intersegment alumina sales	712	467	474	457	2,110	445
Adjusted operating costs(1)	723	770	779	789	3,061	737
Other segment items(2)	788	609	582	635	2,614	405
Segment Adjusted EBITDA(3)	$664	$139	$67	$12	$882	$(40)

Depreciation and amortization	$76	$80	$88	$86	$330	$86
Equity income (loss)	$15	$(9)	$—	$—	$6	$—

Aluminum:
Aluminum production (kmt)	564	572	579	604	2,319	607
Total aluminum shipments (kmt)	609	634	612	667	2,522	613
Produced aluminum shipments (kmt)	567	581	576	625	2,349	580
Average realized third-party price per metric ton of aluminum	$3,213	$3,143	$3,374	$3,749	$3,376	$4,209
Adjusted operating cost per metric ton of produced aluminum shipped	$2,775	$2,718	$2,441	$2,478	$2,600	$2,468

Third-party sales	$1,901	$1,956	$2,040	$2,462	$8,359	$2,536
Intersegment sales	4	5	5	6	20	5
Adjusted operating costs(1)	1,574	1,578	1,406	1,549	6,107	1,430
Other segment items(2)	197	286	332	399	1,214	417
Segment Adjusted EBITDA(3)	$134	$97	$307	$520	$1,058	$694

Depreciation and amortization	$67	$66	$67	$70	$270	$71
Equity (loss) income	$(6)	$3	$—	$—	$(3)	$—

Reconciliation of Total Segment Adjusted EBITDA to Consolidated net income attributable to Alcoa Corporation:
Total Segment Adjusted EBITDA(3)	$798	$236	$374	$532	$1,940	$654
Unallocated amounts:
Transformation(4)	(12)	(21)	(20)	(27)	(80)	(27)
Intersegment eliminations	103	135	(39)	53	252	7
Corporate expenses(5)	(37)	(45)	(42)	(26)	(150)	(39)
Provision for depreciation, depletion, and amortization	(148)	(153)	(160)	(162)	(623)	(162)
Impairment of goodwill	—	—	—	(144)	(144)	—
Restructuring and other charges, net	(5)	(14)	(885)	(14)	(918)	(18)
Interest expense	(53)	(56)	(33)	(16)	(158)	(35)
Other income (expenses), net	26	112	1,034	(115)	1,057	126
Other(6)	(4)	(33)	(62)	(13)	(112)	(7)
Consolidated income before income taxes	668	161	167	68	1,064	499
(Provision for) benefit from income taxes	(120)	(10)	51	134	55	(82)
Net loss attributable to noncontrolling interest	—	13	14	11	38	8
Consolidated net income attributable to Alcoa Corporation	$548	$164	$232	$213	$1,157	$425

The difference between segment totals and consolidated amounts is in Corporate.

(1)
Adjusted operating costs includes all production related costs for alumina or aluminum produced and shipped: raw materials consumed; conversion costs, such as labor, materials, and utilities; and plant administrative expenses.
(2)
Other segment items include costs associated with trading activity, the Alumina segment’s purchase of bauxite from offtake or other supply agreements, the Alumina segment’s commercial shipping services, and the Aluminum segment’s energy assets; other direct and non-production related charges including tariff costs; Selling, general administrative, and other expenses; and Research and development expenses.
(3)
Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
(4)
Transformation includes, among other items, the Adjusted EBITDA of previously closed operations.
(5)
Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center.
(6)
Other includes certain items that are not included in the Adjusted EBITDA of the reportable segments.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited)

(in millions, except per-share amounts)

Adjusted Income	Quarter ended
	March 31, 2026	December 31, 2025	March 31, 2025
Net income attributable to Alcoa Corporation	$425	$213	$548

Special items:
Restructuring and other charges, net	18	14	5
Other special items(1)	(104)	235	11
Discrete and other tax items impacts(2)	13	(126)	2
Tax impact on special items(3)	22	(13)	2
Noncontrolling interest impact(3)	(1)	(1)	—
Subtotal	(52)	109	20

Net income attributable to Alcoa Corporation – as adjusted	$373	$322	$568

Diluted EPS(4):
Net income attributable to Alcoa Corporation common shareholders	$1.60	$0.80	$2.07

Net income attributable to Alcoa Corporation common shareholders – as adjusted	$1.40	$1.21	$2.15

Net income attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted are non-GAAP financial measures. Management believes these measures are meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, various tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider Net income attributable to Alcoa Corporation and Diluted EPS determined under GAAP as well as Net income attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted.

(1) Other special items include the following:

•
for the quarter ended March 31, 2026, a favorable mark-to-market change on the shares of Ma'aden ($88), an insurance settlement for property damage incurred in 2024 ($22), a net unfavorable change in mark-to-market foreign exchange derivative instruments ($20), a net favorable change in mark-to-market energy derivative instruments ($19), costs related to the restart process at the San Ciprián, Spain smelter ($3), external costs related to portfolio actions ($3), and a net benefit for other special items ($1);
•
for the quarter ended December 31, 2025, a goodwill impairment charge ($144), an unfavorable mark-to-market change on the shares of Ma'aden ($70), a net unfavorable change in mark-to-market foreign exchange derivative instruments ($13), costs related to the restart process at the San Ciprián smelter ($6), external costs related to portfolio actions ($3), a net favorable change in mark-to-market energy derivative instruments ($2), and net charges for other special items ($1); and,
•
for the quarter ended March 31, 2025, a charge for debt settlement expenses ($12), a net favorable change in mark-to-market energy derivative instruments ($5), external costs related to portfolio actions ($3), costs related to the restart process at the San Ciprián smelter ($2), and a benefit for other special items ($1).

(2) Discrete and other tax items are generally unusual or infrequently occurring items, changes in law, items associated with uncertain tax positions, or the effect of measurement-period adjustments and include the following:

•
for the quarter ended March 31, 2026, a net charge for discrete tax items ($13);
•
for the quarter ended December 31, 2025, a benefit related to the reversal of a valuation allowance on deferred tax assets of Alcoa World Alumina Brasil Ltda. ($133) and a net charge for other discrete tax items ($7); and,
•
for the quarter ended March 31, 2025, a net charge for discrete tax items ($2).

(3) The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

(4) For the quarter ended December 31, 2025, undistributed earnings of $2 and undistributed earnings – as adjusted of $3 were allocated to preferred stock under the two-class method. For the quarter ended March 31, 2025, undistributed earnings of $9 and undistributed earnings – as adjusted of $9 were allocated to preferred stock under the two-class method.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted EBITDA	Quarter ended
	March 31, 2026	December 31, 2025	March 31, 2025

Net income attributable to Alcoa Corporation	$425	$213	$548

Add:
Net loss attributable to noncontrolling interest	(8)	(11)	—
Provision for (benefit from) income taxes	82	(134)	120
Other (income) expenses, net	(126)	115	(26)
Interest expense	35	16	53
Restructuring and other charges, net	18	14	5
Impairment of goodwill	—	144	—
Provision for depreciation, depletion, and amortization	162	162	148

Adjusted EBITDA	588	519	848

Special items(1)	7	8	7

Adjusted EBITDA, excluding special items	$595	$527	$855

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Special items include the following (see reconciliation of Adjusted Income above for additional information):

•
for the quarter ended March 31, 2026, the mark-to-market contracts associated with the Portland, Australia smelter generated losses ($8) in Other (income) expenses, net which economically increase the cost of power recorded in Cost of goods sold and the mark-to-market contracts associated with the San Ciprián refinery and smelter generated gains ($6) in Other (income) expenses, net which economically offset a portion of foreign currency impacts recorded in Cost of goods sold. These non-GAAP reclasses present the total cost of power and net foreign currency impacts within Cost of goods sold. Special items also include costs related to the restart process at the San Ciprián smelter ($3), external costs related to portfolio actions ($3), and charges for other special items ($3);
•
for the quarter ended December 31, 2025, total cost of power and net foreign currency impacts associated with the Portland smelter ($9) and San Ciprián refinery and smelter ($7), respectively, costs related to the restart process at the San Ciprián smelter ($6), external costs related to portfolio actions ($3), and charges for other special items ($1); and,
•
for the quarter ended March 31, 2025, external costs related to portfolio actions ($3), net cost of power associated with the Portland smelter ($2), and costs related to the restart process at the San Ciprián smelter ($2).

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Free Cash Flow	Quarter ended
	March 31, 2026	December 31, 2025	March 31, 2025
Cash (used for) provided from operations	$(179)	$537	$75

Capital expenditures	(119)	(243)	(93)

Free cash flow	$(298)	$294	$(18)

Free cash flow is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Alcoa Corporation’s asset base and are expected to generate future cash flows from operations. It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Net Debt and Adjusted Net Debt

	March 31, 2026	December 31, 2025
Short-term borrowings	$109	$9
Long-term debt due within one year	1	1
Long-term debt, less amount due within one year	2,441	2,438
Total debt	2,551	2,448

Less: Cash and cash equivalents	1,353	1,597

Net debt	1,198	851

Plus: Net pension / OPEB liability	594	613

Adjusted net debt	$1,792	$1,464

Net debt is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt.

Adjusted net debt is also a non-GAAP financial measure. Management believes this measure is meaningful to investors because management also assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt and net pension/OPEB liability.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

DWC Working Capital and Days Working Capital

	Quarter ended
	March 31, 2026	December 31, 2025	March 31, 2025
Receivables from customers	$1,192	$1,064	$1,203

Add: Inventories	2,297	2,177	2,182

Less: Accounts payable, trade	(1,771)	(1,938)	(1,629)

DWC working capital	$1,718	$1,303	$1,756

Sales	$3,193	$3,449	$3,369

Number of days in the quarter	90	92	90

Days working capital(1)	48	35	47

DWC working capital and Days working capital are non-GAAP financial measures. Management believes these measures are meaningful to investors because management uses its working capital position to assess Alcoa Corporation’s efficiency in liquidity management.

(1)
Days working capital is calculated as DWC working capital divided by the quotient of Sales and number of days in the quarter.

Contacts

Investor Contact:	Jason Duty	+1 724 316 4366	Jason.M.Duty@alcoa.com
Media Contact:	Sarah Ayer	+1 412 965 7622	Sarah.Ayer@alcoa.com